<u>FIRST ADDENDUM TO PROMISSORY NOTE</u>

This First Addendum to Promissory Note ("**First Addendum**"), dated as of February 14, 2022, modifies the "Promissory Note" entered into between Legalsimpli [*sic*] Software LLC—now known as WorkSimpli Software LLC as of approximately July 18, 2021—an LLC organized under the laws of Puerto Rico (collectively, the "**Company**"), and LifeMD, Inc. ("LifeMD"), a corporation organized under the laws of the State of Delaware (the "**Holder**"), and adds Fitzpatrick Consulting LLC —an LLC organized under the laws of Puerto Rico having Sean Fitzpatrick as its sole member, as a "**Co-Borrower**."

WITNESSETH

WHEREAS for value received, and on the terms and subject to the conditions set forth herein, Company and Holder hereby mutually agree to certain Preliminary Mutual Agreements concerning amending certain terms of the Promissory Note and the applicability of the terms of the Promissory Note to this First Addendum To Promissory Note, as set forth herein.

WHEREAS, for value received, and on the terms and subject to the conditions set forth herein, Company hereby promises to pay Holder the aggregate principal amount of nine hundred seventy-seven thousand, six hundred and fifty and 51/100 United States Dollars ($977,650.51), subject to the terms, dates, and amounts provided for in Article A herein, and in any event, no later than the Article A Termination Date (as defined below),), collectively the "Article A Promissory Note."

WHEREAS, for value received, and on the terms and subject to the conditions set forth herein, Company hereby promises to pay Holder the aggregate principal amount of four million United States Dollars ($4,000,000) subject to the terms, dates, and amounts provided for in Article B herein, and in any event, no later than the Article B Termination Date (as defined below), collectively the "Article B Promissory Note."

WHEREAS, Fitzpatrick Consulting LLC and Company are under the joint control of Sean Fitzpatrick and Fitzpatrick Consulting will benefit from the making of the Article A Promissory Note and the Article B Promissory Note.

WHEREAS, Fitzpatrick Consulting, LLC hereby promises to serve as Co-Borrower on both the Article A Promissory Note and the Article B Promissory Note.

WHEREAS, for value received, and on the terms and subject to the conditions set forth herein, Company hereby promises to secure the Keyman Insurance Policy, subject to the terms, dates, and amounts provided for in the Post-Closing Provision, further below.

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

PRELIMINARY MUTUAL AGREEMENTS

Company and Holder hereby mutually agree that:

(i) the Section 11 Notices of the Promissory Note shall be updated to reflect: (i) the current corporate address for the Holder: LifeMD, Inc., 236 Fifth Avenue, Suite 400, New York, NY 10001; and (ii) an additional email address of legal@lifemd.com for all Notices provided thereunder.

Company and Holder hereby mutually agree that Section 6 of the Promissory Note shall be amended to include the following:

> If any Event of Default shall occur shall, then Holder may also declare any unpaid, accrued interest of the Promissory Note to be due and payable, whereupon the full unpaid amount of unpaid, accrued interest of this Promissory Note shall be so declared due and payable, without further notice, demand, or presentment. Upon failure to pay the unpaid, accrued interest of this Promissory Note on the Termination Date, the Holder, without any notice to the Company, which notice is expressly waived by the Company, may proceed to protect, enforce, exercise, and pursue any and all rights and remedies available to the Holder under this Promissory Note and any other agreement or instrument, and any all rights and remedies available to the Holder at law or in equity.

Company and Holder hereby mutually agree that this First Addendum—including the Article A and Article B Promissory Notes as described below—is subject to all terms of the Promissory Note (*i.e.*, Sections 1-11, therein), to the extent consistent with the terms herein (*e.g.*, Section 6, Events of Default) or not otherwise specified herein. In the event of any inconsistency, this First Addendum governs.

ARTICLE A PROMISSORY NOTE ($977,650.51)—
Google Operating Expenses

Section 1A. *Certain Additional Terms Defined.* The following terms for all purpose of this First Addendum shall have the respective meanings specified below.

"Article A Termination Date" shall mean February ___, 2024 (*i.e.*, 2 years from the Execution Date of this First Addendum ("First Addendum Execution Date"), or such other later date as the Company and the Holder may mutually agree in writing.

Section 2A. *Article A Promissory Note Consideration.* This Article A Promissory Note is being delivered in exchange for payment of cash proceeds equal to the Company of nine hundred seventy-seven thousand, six hundred and fifty and 51/100 United States Dollars ($977,650.51) to assist with Google-related operating expenses.

Section 3A. *Interest and Principal Payments on Article A Promissory Note*

The principal amount of this Promissory Note shall bear interest at 10% per annum, compounding monthly.

For the first twelve months following the Addendum Execution Date, accrued interest will be made in kind (*i.e.*, interest will compound monthly, meaning that it will be added to the principal on a monthly basis).

For month thirteen through month twenty-four, quarterly payments will be due on the last business day of each quarter for the following: (i) interest owed off of the then-outstanding principal (*i.e.*, original principal plus accrued interest to date); and (ii) a 10% principal amortization.

Section 6A. *Events of Default - Additional Conditions for Article A Promissory Note: Minimum Guarantee and Fitzpatrick Consulting Equity Guarantee And Security Agreement*

Should a material change in ownership of the Company occur within the first twelve months following the Addendum Execution Date, Holder shall receive a 12% minimum guarantee return on the Article A Promissory Note, which is calculated as 12% of $977,650.50 = $117,318.06, minus any accrued interest to date.

Further, should Company default on the Article A Promissory Note, then Fitzpatrick Consulting shall forfeit the equivalent value in LifeMD equity as the amounted defaulted on, as set forth in the Exhibit A Fitzpatrick Consulting Equity Guarantee and Security Agreement. The Company shall have the right to cure any default by the Company.

ARTICLE B PROMISSORY NOTE ($4,000,000)—
1/13/22 WorkSimpli Software LLC & East Fusion FZCO Asset Purchase Agreement
(“1/13/22 APA”)

Section 1B. *Certain Additional Terms Defined.* The following terms for all purpose of this First Addendum shall have the respective meanings specified below.

“Article B Termination Date” shall mean February___, 2024 (*i.e.*, 2 years from the First Addendum Execution Date) or such other later date as the Company and the Holder may mutually agree in writing.

Section 2B. *Article B Promissory Note Consideration.* This Article A Promissory Note is being delivered in exchange for payment of cash proceeds equal to the Company of four million United States Dollars ($4,000,0000) to assist with the 1/3/22 APA.

Section 3B. *Interest and Principal Payments.*

The principal amount of this Promissory Note shall bear interest at 10% per annum, compounding monthly.

For the first twelve months following the Addendum Execution Date, accrued interest will be made in kind (*i.e.*, interest will compound monthly, meaning that it will be added to the principal on a monthly basis).

For month thirteen through month twenty-four, quarterly payments will be due on the last business day of each quarter for the following: (i) interest owed off of the then-outstanding principal (*i.e.*, original principal plus accrued interest to date); and (ii) a 10% principal amortization.

Section 6B. *Events of Default - Additional Conditions for Article A Promissory Note: Minimum Guarantee and Fitzpatrick Consulting Equity Guarantee And Security Agreement*

Should a material change in ownership of the Company occur within the first twelve months following the Addendum Execution Date, Holder shall receive a 12% minimum guarantee return on the Article A Promissory Note, which is calculated as 12% of $4,000,000 = $480,000.00, minus any accrued interest to date.

Further, should Company default on the Article B Promissory Note, then Fitzpatrick Consulting shall forfeit the equivalent value in LifeMD equity as the amounted defaulted on, as set forth in the Exhibit A Fitzpatrick Consulting Equity Guarantee And Security Agreement. The Company shall have the right to cure any default by the Company.

POST-CLOSING PROVISION

Section 14. *Keyman Insurance Policy.*

Within 30 days of the First Addendum Execution Date, Company shall secure, bind, and fund a Keyman Insurance Policy of at least four million U.S. Dollars ($4,000,000) covering Sean Fitzpatrick, having a one-year renewable term. If the aforementioned Keyman Insurance Policy is not timely secured, then an Event of Default has occurred, as defined in, and subject to the conditions and consequences of, Section 6 of the Promissory Note.

IN WITNESS WHEREOF, the Company has executed this First Addendum to Promissory Note as of the date set forth above.

COMPANY:
[BORROWER]

Sean Fitzpatrick

Sean Fitzpatrick
President, WorkSimpli Software LLC

CO-BORROWER:

Sean Fitzpatrick

Sean Fitzpatrick
Fitzpatrick Consulting, LLC

Acknowledged and Agreed:

HOLDER:
[LENDER]

MB

Marc Benathen
CFO, LifeMD, Inc.